SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                 ---------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): NOVEMBER 13, 1995

                         PEOPLES TELEPHONE COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          NEW YORK                   0-16479                 13-2626435
(State or other jurisdiction    (Commission File    (IRS Employer Identification
      of incorporation)              Number)                   Number)

              2300 N.W. 89TH PLACE, MIAMI, FLORIDA         33172
            (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (305) 593-9667

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On November 13, 1995 (the "Closing"), Peoples Telephone Company, Inc. (the "Company"), the Company's wholly-owned subsidiary, PTC Cellular, Inc. ("PTCC"), and Shared Technologies Cellular, Inc. ("STCI") entered into an Asset Purchase Agreement dated as of November 1, 1995 (the "Agreement"). Pursuant to the Agreement, PTCC sold substantially all of its assets (the "Assets") used by PTCC in the business of providing cellular phone rentals to travelers and other customers primarily at locations operated by car rental companies (the "Business") to STCI for approximately $6.0 million.

         The purchase price for the Assets, determined by arms-length negotiations among the Company, PTCC and STCI, consisted of the following items:

                  (1)      A cash payment in the amount of $300,000;

                  (2) A promissory note dated as of November 1, 1995 (the "Note") executed by STCI to the order of PTCC in the principal amount of $2,000,000, bearing interest at the annual rate of 8%, with principal and interest payable semiannually through the year 2000. The Note is secured by a security interest in certain assets of STCI consisting primarily of certain of the Assets sold to STCI under the Agreement;

                  (3) 100,000 shares of STCI common stock (the "STCI Shares"). STCI has agreed to register the STCI Shares for resale;

                  (4) semi-annual royalty payments equal to 3% of the total worldwide revenues generated by STCI and certain affiliates of STCI described in the Agreement generated from the use, operation, rental or sale of certain cellular telephone technology sold by PTCC to STCI under the Agreement, up to an aggregate amount of $2.5 million, subject to certain adjustments; and

                  (5) STCI's agreement to pay up to approximately $1.2 million of certain existing payment obligations of PTCC, with any remaining portion thereof being payable to PTCC.

         Pursuant to the Agreement, STCI generally assumed all liabilities of PTCC relating to the Assets which arise or are to be performed on or after November 1, 1995, and PTCC generally agreed to retain all liabilities which arise or are to be performed before November 1, 1995 which relate to the Business.

         The foregoing discussion is qualified in its entirety by reference to the Agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (b) PRO FORMA FINANCIAL INFORMATION. The consolidated pro forma financial statements (unaudited) of the Company are attached hereto as
Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

                  (c)      EXHIBITS.

EXHIBIT           DESCRIPTION
-------           -----------

 10.1 Asset Purchase Agreement dated as of November 1, 1995 by and among PTC Cellular, Inc., Peoples Telephone Company, Inc. and Shared Technologies Cellular, Inc.

 99.1 The consolidated pro forma financial statements (unaudited) of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PEOPLES TELEPHONE COMPANY, INC.
                                             -------------------------------
                                             Registrant

Dated: November 28, 1995                     /s/  BONNIE S. BIUMI
                                             -----------------------------------
                                             Bonnie S. Biumi,
                                             Chief Financial Officer

                                INDEX TO EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------
 10.1             Asset Purchase Agreement dated as of November 1, 1995 by and among PTC Cellular, Inc., Peoples Telephone Company, Inc. and
                  Shared Technologies Cellular, Inc.

 99.1 The consolidated pro forma financial statements (unaudited) of the Company.